Exhibit 5.1

Squire Patton Boggs (US) LLP 1000 Key Tower 127 Public Square Cleveland, Ohio 44114 O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com

Entegris, Inc.
129 Concord Road
Billerica, MA 01821

Re: Entegris, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special United States counsel to Entegris, Inc., a Delaware corporation (the “Company”), relating to the registration of 67,209 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance upon the exercise of certain outstanding stock options (the “Adjusted CMC Stock Options”) outstanding under the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “CMC 2021 Plan”) and Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended (the “CMC 2012 Plan” and together with the CMC 2021 Plan, the “CMC Plans”), that the Company assumed pursuant to the Merger Agreement (as defined below) in connection with the closing of the Merger (as defined in the Merger Agreement), which are settleable upon exercise in shares of Common Stock, generally subject to the terms and conditions of the underlying award agreements.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)
the registration statement on Form S-3ASR of the Company relating to the Common Stock of the Company to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated the date hereof (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)	copies of the CMC Plans;

(d)
the Agreement and Plan of Merger, dated as of December 14, 2021 (the “Merger Agreement”), by and among CMC Materials, Inc., the Company and Yosemite Merger Sub, Inc., a wholly owned subsidiary of the Company;

(e)	an executed copy of a certificate of Joseph Colella, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

Entegris, Inc.
July 3, 2025

(f)
a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of March 17, 2005, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(g)	a copy of the Company’s By-laws as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “By-laws”); and

(h)	a copy of a certain resolutions of the Board of Directors of the Company, adopted on July 2, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied (without independent investigation) upon statements, representations, and certificates of officers and other representatives of the Company and others and of public officials.

In rendering the opinion stated herein, we have also assumed that: (i) if issued in physical form, the certificates in the form required under the DGCL (as defined below) representing the Shares will be duly executed by the authorized officers of the Company and duly executed, countersigned and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent; (ii) the issuance of the Shares has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Shares have been granted pursuant to the CMC Plans is consistent with the CMC Plans and has been duly authorized, executed and delivered by the parties thereto; (iv) the consideration received by the Company for each of the Shares delivered pursuant to the CMC Plans shall not be less than the per share par value of the Shares; and (v) the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws) or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s (a) Annual Report on Form 10-K for the year ended December 31, 2024 or (b) Quarterly Report on Form 10-Q for the quarter ended March 29, 2025.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law (the “DGCL”), the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Entegris, Inc.
July 3, 2025

Based upon the foregoing and subject to the limitations, qualifications, assumptions, and exceptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued, delivered and paid for in accordance with the Registration Statement and the terms of the CMC Plans and the applicable award agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus and the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts or circumstances stated or assumed herein which may come to our attention or of any subsequent changes in the applicable laws which may occur hereafter.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP